RJR NABISCO HOLDINGS CORP.
                       PERFORMANCE UNIT PROGRAM

                      [Effective January 1, 1994]


	    1.	Relationship to 1990 Long-Term Incentive Plan

	    	The Performance Unit Program (the "Program") sets
	    forth the terms and conditions of Performance Units under the 1990 Long-Term Incentive Plan ("LTIP"). Capitalized terms used herein shall, unless otherwise indicated, have the same meaning as in the LTIP. In the case of any inconsistency between the provisions of the Program and those of the LTIP, the provisions of the LTIP shall govern.

	    2.	Definitions

	    	For the purpose of the Program, the following shall
	    have the meaning shown:

	    	(a)	Date of Grant  -  The date on which the
		    Committee awards a Grant to a Participant for the applicable Performance Period, which generally will be within 90 days following the commencement of such period. Participants may have different Dates of Grant for the same Performance Period.

	    	(b)	Initial Grant Value  -  The value assigned to
		    a Performance Unit at the time of grant which shall be one dollar per unit or such other value designated by the Committee.

	    	(c)	Market Price  -  The average of the highest
		    price and lowest price at which the Common Stock shall have been sold on the applicable date as reflected on the New York Stock Exchange consolidated tape and reported in The Wall Street Journal.

	    	(d)	Payment Value  -  The value of the Performance
		    Unit at the end of the Performance Period as determined by the Performance measures.

	    	(e)	Performance Measures  -  The performance
		    objectives for the Company designated by the
		    Committee as the applicable Performance Measures for the relevant Performance Period. At its discretion, the Committee may make reasonable adjustments in the Performance Measures for any Performance Period to reduce the Payment Value of Performance Units for such Performance Period if it determines that conditions so warrant; provided, however, the Performance Measures must include a minimum performance standard for the Company below which no payment will be made and a maximum performance level above which no increased
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		    payment will be made.  Performance Measures
		    shall determine the Payment Value of the Performance Units when payment is made.

	    	(f)	Performance Period  -  A period of one, two,
		    three or four consecutive calendar years as determined by the Committee.

	    	(g)	Performance Units  - Awards of Performance
		    Units shall be credited to a Performance Unit Account to be maintained for each Participant. Each Performance Unit shall have an Initial Grant Value of one dollar, which value can be increased or decreased over the Performance Period as determined by the Performance Measures. If any Performance Units awarded under the Program shall be forfeited, cancelled, or not earned because of Performance Measures, such Performance Units may again be awarded under the Program.

	    		The Committee may substitute other forms of
		    awards (such as Performance Shares, restricted shares or stock options) for Performance Units if, in the opinion of the Committee, such substitution would result in more favorable tax consequences to the Participants or to the Company or for other reasons which, in the opinion of the Committee, make such a substitution desirable. Notwithstanding the foregoing provisions of this paragraph, the Committee shall not substitute any other form of award for Performance Units unless, in the opinion of the Committee, such substitution would not result in any significant increase in the cost of the Plan, or otherwise adversely affect the Company.

	    3.	Performance Periods and Grants

	    	(a)	For each Performance Period the Committee may
		    select and make Grants of Performance Units to Participants, as it shall determine, at any time, but no later than the first twelve months of such period.

	    	(b)	Each Grant to a Participant will have a
		    Initial Grant Value of one dollar per unit and a Performance Measure to determine the payment value.

	    	(c)	Prior to the end of the first year of any
		    Performance Period, the Committee will establish Performance Measures for such period. Subject
		    to the limitations set forth in the LTIP, the Committee, at any time or from time to time, may adjust Performance Measures for the Performance Period to reduce the Payment Value of
		    Performance Units for such Performance Period if the Committee determines that business
		    conditions warrant such action. Such business conditions include, but are not limited to, changes in the economy, changes in law or government regulations or changes in generally accepted accounting principles.
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	    	(d)	Grants made by the Committee shall be subject
		    to the provisions of the Program and to such other terms and conditions, not inconsistent with the Program and the LTIP, as are set forth in a Performance Unit Agreement entered into by the Company and the Participant.

	    	(e)	New Participants entering the Program during a
		    Performance Period may receive a Grant of prorated number of Performance Units based on the number of months remaining in the Performance Period.

	    4.	Determination of Performance Units Earned

	    	After the end of each Performance Period, the
	    Committee shall determine the payment value of Performance Units earned by each Participant with respect to such Performance Period in accordance with the following:

	    	(a)	If the target Performance Measures are exactly
		    attained the Payment Value of each Performance Unit shall be equal to the Initial Grant Value.
		    If the minimum Performance Measures established by the Committee are not attained, the Payment Value of each Performance Unit shall be zero.
		    If the maximum Performance Measures established by the Committee are attained or exceeded, a Participant shall be deemed to have earned the maximum Payment Value for each Performance Unit established by the Committee for the applicable cycle, which may be up to 250% of the Initial Grant Value.

	    	(b)	If the Performance Measures attained are other
		    than at target, and exceed the minimum
		    Performance Measures but are less than the maximum Performance Measures, the Payment Value of Performance Units deemed to have been earned by a Participant shall be determined in accordance with an adjustment scale established by the Committee for such Performance Period as set forth in the Performance Unit Agreement. In applying such scale, percentages shall be rounded off to the nearest whole percentage.

	    	(c)	Notwithstanding anything in Sections 4(a) and
		    4(b) to the contrary, the Committee may, in its absolute discretion, reduce the Payment Value of Performance Units from the amount otherwise determined under Sections 4(a) and 4(b).

	    	(d)	If a Participant's employment terminates
		    because of death, disability or retirement under a retirement plan of the Company or a subsidiary of the Company prior to the end of a Performance Period, the number of Performance Units such Participant shall be deemed to have earned shall be determined as though such Participant's employment had continued to the end of the Performance Period, subject to achievement of the

		    Performance Measures for such period, multiplied by a fraction, the numerator of which is the number of months such Participant was employed during the Performance Period (including the month during which employment terminated) and the denominator of which is the total number of months in the Performance Period. Such prorated award shall be paid at the end of the performance period, and each Performance Unit shall have a Payment Value as described above.

	    	(e)	If a Participant's employment terminates prior
		    to the end of a Performance Period for any reason other than those set forth in Section
		    4(d), all of his Performance Units for such period shall be cancelled, except to the extent that at the time of termination the Participant has an employment or termination agreement with the Company or one of its subsidiaries which includes non-cancellation of some or all Performance Units.

	    5.	Payment

	    	(a)	No payments will be made to Participants
			prior to the end of a Performance Period
			(except under such circumstances as the
			Committee deems appropriate). Unless the individual Performance Unit Agreement provides otherwise, payments shall be made for Performance Unit wholly in cash in the amount of the Payment Value for each Performance Unit. Payment of Performance Units shall be made as soon as practicable after the end of the Performance Period which determines a Participant's right to receive such payment.

	    	(b)	A Participant shall not have any of the
			rights or privileges of a holder of Common
			Stock with respect to Performance Units.

	    	(c)	Any payment made with respect to a
			Participant who has died shall be paid, at the end of the applicable award period, to the beneficiary designated by the Participant to receive the proceeds of any group life insurance coverage provided for the Participant by the Company or a subsidiary of the Company. A Participant who has not designated such beneficiary, or who desires to designate a different beneficiary, may file with the Company a written designation of a beneficiary under the Program, which designation may be changed or revoked only by the Participant. If no designation of beneficiary has been made under such life insurance coverage or filed with the Company under the Program, distribution shall be made to the Participant's spouse, if surviving; otherwise in equal shares to the surviving children of the Participant, if any; otherwise to the Participant's estate.

	    6.	Deferral

	    		(a)	Each Participant who is on a United
			States payroll may elect in any Performance
			Period in which he is a Participant on the last day of the Performance Period to have all or any portion of his award for that Performance Period deferred, except that any award to a Participant payable as a result of death, disability, involuntary termination or approved leave of absence, may not be deferred. An election to defer shall be in writing, signed by the Participant and delivered to the Company before December 31 of the last year of the Performance Period. The election shall be irrevocable and shall specify the percentage of the award (from 0% to 100%) which will be paid (i) in January following the year in which the Participant's death, retirement, long-term disability or other termination of employment occurs and/or (ii) in January of a designated future year; provided, however, if the Participant's employment with the Company terminates prior to January of such designated future year, the award will be paid as if the Participant had only elected to defer payment under sub-Section (i) herein; further provided, in no event may an award deferred by means of a stock credit be paid within six months of the date of deferral.

	    		(b)	Unless the individual Performance Unit
			Agreement provides otherwise, awards may be deferred by cash credit, Common Stock credit, or a combination of the two as the Participant may elect in writing at the same time as the election to defer under Section 6(a)(i). If a Participant fails to make an election as to mode of deferral, he shall be deemed to have elected deferral by means of a cash credit. Cash credits and Common
			Stock credits shall be recorded in accounts established in Participants' names on the books of the Company or the subsidiary employing the Participant. At the direction of the Company, any accounts established in a Participant's name for this Program may be consolidated on the books of the Company or subsidiary employing the Participant.

	    	(i)	If the deferral is wholly or partly
			       by means of a cash credit, the
			       Participant's cash credit account
			       shall be credited, as of the date
			       that payment of the award would
			       otherwise have been made, with the
			       dollar amount of the portion of the
			       award deferred by means of a cash
			       credit.  In addition, the
			       Participant's cash credit account
			       shall be credited as of the last day
			       of each calendar quarter with an
			       interest equivalent in an amount
			       determined by applying to the current
			       balance in the
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			       account the interest rate for the
			       immediately preceding quarter which,
			       when annualized, shall be the average
			       prime rate of Morgan Guaranty Trust
			       Company of New York during such
			       immediately preceding quarter.
			       Interest shall be credited for the
			       actual number of days in the quarter
			       and shall be calculated based upon a
			       365-day year.

	    	(ii)	If the deferral is wholly or partly
			       by means of a Common Stock credit,
			       the Participant's stock credit
			       account shall be credited, as of the
			       date that payment of the award would
			       otherwise have been made, with a
			       Common Stock equivalent for the
			       number of shares of Common Stock
			       (including fractions of a share) that
			       could have been purchased with the
			       portion of the award deferred by
			       means of a stock credit at the Market
			       Price on the date that payment of the
			       award would otherwise have been made.
			       As of the date any dividend is paid
			       to shareholders of Common Stock, the
			       Participant's stock credit account
			       shall also be credited with an
			       additional Common Stock equivalent
			       for the number of shares of Common
			       Stock.

	    		(c)	Payment of deferred awards will be made
			in a single distribution in cash unless the Committee otherwise provides; provided, however, if the Participant elects in writing before December 31 of the year in which he retires and is eligible for an immediate benefit under a retirement plan of the Company or its subsidiary, or in which his employment terminates under a disability plan of the Company or its subsidiaries, payment will be made in substantially equal annual installments (not to exceed ten) commencing the January following such retirement or termination of employment due to disability. The amount of each installment shall be product of multiplying the deferred credit account balance by a fraction, the numerator of which is one, and the denominator of which is the total number of installments elected minus the number of installments previously paid. All installments shall be made in cash only.

	    			(d)	If at any time the number of
			outstanding shares of Common Stock shall be increased as the result of any stock dividend, subdivision or reclassification of shares, the number of shares of Common Stock to which each Participant's stock credit account is equivalent shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased, or if the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of shares of Common Stock to which each Participant's stock credit account is equivalent shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be credited to each Participant's stock credit account, in place of the shares then credited thereto, a stock equivalent determined by multiplying the number of common shares of stock given in exchange for a share of Common Stock upon such consolidation or merger, by the number of shares of Common Stock to which the Participant's account is then equivalent.
			If in such a consolidation or merger,
			holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Committee, in its sole discretion, shall determine the appropriate change in Participant's accounts.

	    		(e)	In the event of the death of a
			Participant, whether before or after
			termination of employment, any cash credit account and Common Stock credit account to which he was entitled, including any award approved after the Participant's death as to which an election to defer was made, shall be distributed in cash (unless the Committee otherwise provides) to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. The distributee may be the beneficiary designated by the Participant for purposes of the Company's life insurance plan or any other distributee designated by the Participant; provided, however, that all such other designations shall be in writing, signed by the Participant and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no unrevoked designation on file at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made to the Participant's surviving spouse, if any; or in the absence of a surviving spouse, in accordance with the Participant's will; or, in the absence of a will, to the administrator of the Participant's estate. If the person or persons designated therein shall survive the Participant, but shall die before receiving all of such distributions, the balance payable to such deceased distributee shall, unless the Participant's designation provides otherwise, be distributed in accordance with the deceased distributee's will or in the absence of a will to the administrator of the deceased distributee's estate.

	    7.	Tax Withholding

	    	Any taxes required to be withheld by Federal, state
	    or local law upon delivery of Common Stock to a Participant without restrictions shall be paid by the Participant at or before the time of delivery.

	    8.	Amendment or Termination

	    	The Committee shall have the power to amend, suspend
	    or terminate the Program at any time except that no action can be taken that would not be permitted by the LTIP or that would materially adversely affect the rights of Participants with respect to outstanding Grants.

	    9.	Cancellation of Units

	    	In addition to cancellation by forfeiture as a
	    result of failure to complete the requisite period of employment or failure to earn payment by meeting minimum relevant Performance Measures, the Committee may, prior to the end of a Performance Period, cancel Performance Units with the consent of an employee holding such Performance Units. In the event of any cancellation, all rights of the former holder of such cancelled Performance Units in respect of such cancelled Performance Units shall terminate, and such Performance Units shall be available for further grant in accordance with the LTIP.

	    10.	Miscellaneous

	    	(a)	Except as determined by the Committee, no
		    person shall have any right to receive a Grant. A Grant of Performance Units does not give a Participant the right to be retained as an employee of the Company or otherwise affect the Company's right to terminate such Participant's employment.

	    	(b)	The Company, the Board of Directors, the
		    Committee, the officers and other employees of the Company shall not be liable for any action taken in good faith in interpreting and administering the Program.

	    	(c)	Performance Units are subject to the
		    requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration, or qualification of shares of Common Stock issuable pursuant to the Program, is required by any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition or, or in connection with, the issue of shares of Common Stock, no distribution pursuant to the Program shall be made in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

	    	(d)	For purposes of the Program, a Participant on
		    Company approved leave of absence and a person employed, with the consent of the Company, by a subsidiary of the Company, will be considered as being in the employ of the Company. A Participant on salary continuation after his or her release from active service will not be considered as being in the employ of the Company.

	    	(e)	The Program shall be governed by the subject
		    to the laws of the State of Delaware.

	    11.	Finality of Determination

	    	The Committee shall have the power to interpret the
	    Program and all interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties.

	    12.	Effective Date

	    	The Program shall become effective as of January 1,
	    1994.